Exhibit 99.1

TranSwitch Announces a Further Corporate Governance Initiative

SHELTON, CT – May 23, 2005 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of high-speed Broadband, Switching, and Transport semiconductor solutions for voice, data and video communications, today announced that it has taken a further corporate governance initiative by separating the roles of Chief Executive Officer and Chairman of the Board.

Mr. Alfred F. Boschulte has been elected Chairman of the Board of Directors of the Company. Mr. Boschulte has been a director of TranSwitch Corporation since December, 1998, and is an active member of several committees of the Board. Dr. Santanu Das, who previously held the positions of Chairman, President and Chief Executive Officer of TranSwitch Corporation, continues in his role as President and CEO of the Company.

“This step is in keeping with the best corporate governance practices in the industry today,” said Dr. Santanu Das, President and CEO of TranSwitch Corporation. “TranSwitch Corporation continues to be proactive on the important proposals concerning corporate governance, business ethics and codes of conduct.”

Mr. Boschulte, in addition to being Chairman of the Board of Directors of TranSwitch Corporation, is Chairman and Chief Executive Officer of Advanced Generation Telecom Group, a wireless and telecommunications consulting service. Mr Boschulte is also Chairman of Probe Financial Associates, Inc., which provides research and analysis of the telecommunications and information technology industries. Previously, Mr. Boschulte was Chairman, CEO and President for NYNEX Mobile communications, Vice President of NYNEX Strategic Planning and Marketing, and Chairman, President and Chief Executive Officer of Independent Wireless One Corporation, a Sprint PCS Affiliate providing services throughout the Northeast USA.

Dr. Das, a founder of TranSwitch Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988 and its Chairman since May, 1997. Prior to joining the Company, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital

Corporation, he had various positions, including Director of the Applied Technology Division of ITT Corporation’s Advanced Technology Center. Dr. Das holds a Doctor of Science degree in Electrical Engineering from Washington University of St. Louis, where he is currently a trustee.

About TranSwitch

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices for Broadband, Transport and Switching are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

TranSwitch Corporation

Peter J. Tallian, Senior Vice President and CFO

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

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